Exhibit 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              HORIZON TELCOM, INC.

                             (Charter Number 927229)

     FIRST: The name of the corporation shall be Horizon Telcom, Inc.

     SECOND: The place in Ohio where the corporation's principal office is located is the City of Chillicothe, Ross County.

     THIRD: The purpose or purposes for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.99, inclusive, of the Ohio Revised Code as now enacted and as the same may hereafter be amended from time to time (including any and all such amendments, hereafter sometimes called the "Ohio General Corporation Law"), including without limitation to own and operate a telephone public utility and engage in the business of transmitting telephonic, telegraphic or radio messages, signals, images and other forms of intelligence or communication by means of wire, cable, radio, radio relay, television, television relay, or other facilities, methods or media, and to engage in, any and all activities incidental or related to the foregoing.

     FOURTH: Except to the extent expressly restricted or limited in these articles of incorporation, the corporation by the board of directors (and without any approval or other authorization action by the shareholders) shall have the power and authority, to the full extent permitted under the Ohio General Corporation Law, at any time and from time to time, to purchase shares of any class of the corporation, any voting-trust certificates for its shares, and any bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation, or other securities of the corporation, to such extent or amount and in such manner (public or private transaction, or otherwise) or upon such other terms as the board of directors shall deem expedient, and independent of any provisions which may now or hereafter be contained in the corporation's articles of incorporation with respect to the redemption of shares of any class or series as a matter of right or obligation of the corporation.

     FIFTH: Every statute of the State of Ohio hereafter enacted, whereby rights or privileges of shareholders of a corporation organized under the Ohio General Corporation Law are increased, diminished, or in any way affected, or whereby effect is given to any action authorized, ratified, or approved by less than all the shareholders of any such corporation, shall apply to the corporation and shall bind every shareholder to the same extent as if such statute had been in force at the date of the filing of these articles of incorporation.

     SIXTH: The total number of shares of all classes of capital stock which the corporation is authorized to issue and have outstanding is 700,000 shares, consisting of 200,000 shares of Class A Common Stock, without par value ("Class A Common Stock"), and 500,000 shares of Class B Common Stock, without par value ("Class B Common Stock"). Each of the shares of common stock, without par value ("Old Common Stock"), issued and outstanding on the effective date of these amended and restated articles of incorporation is hereby and without any further action on the part of the holder thereof changed into one (1) share of Class A Common Stock.

     Except with respect to voting rights and preemptive rights as provided below in this paragraph, the shares of Class A Common Stock and the Shares of Class B Common Stock shall have identical terms and shall be deemed a single class of capital stock for all purposed. The following terms apply with respect to voting and preemptive rights of the Class A common Stock and the Class B Common Stock.

          1. Voting Rights: Only the holders of Class A Common Stock shall be entitled to vote on matters to be voted upon by the shareholders (including without limitation the election of directors of the corporation) and the holders of shares of Class B Common Stock shall not have any voting rights.

          2. Preemptive Rights: No holder of shares of Class B Common Stock shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any class of the corporation, which at any time may be proposed to be issued by the corporation or subjected to rights or options to purchase granted by the corporation. No holder of Class A Common Stock shall have preemptive rights to the issue of any Class B Stock. Nothing in this subparagraph shall serve to limit the aforesaid rights as to the holders of shares of Class A Common Stock, except as to Class B Shares.

     SEVENTH: In the event the code of regulations or the directors' bylaws of the corporation contain any terms or provisions that are inconsistent or in conflict with any of the terms or provisions of these articles of incorporation as now in effect or as hereafter amended from time to time, such terms and provisions of the articles of incorporation shall control and supersede such conflicting or inconsistent terms and provisions of the code of regulations or the directors' bylaws, but such conflict or inconsistency shall not impair, nullify or otherwise affect the remaining terms and provisions of such code of regulations and directors' bylaws, which shall remain in full force and effect. The captions at the beginnings of the several sections, divisions and subdivisions of any Article of these articles of incorporation are not part of the context thereof, but are merely labels to assist in locating and reading those sections, divisions and subdivisions; such captions be ignored in construing these articles of incorporation. References herein to these articles of incorporation or any article thereof, or any section, division, or subdivision of any article shall mean the articles of incorporation of the corporation and any such article, section, division, or subdivision, as then in effect and as the same may be amended from time to time thereafter.

     EIGHTH: These Amended and Restated Articles of Incorporation supersede the Articles of Incorporation and any amendments thereto of the Corporation in effect immediately prior the date of adoption of these Amended and Restated Articles of Incorporation.

           [End of the Amended and Restated Articles of Incorporation]

Prescribed by: Kenneth Blackwell                   Expedite this form:  [X]  Yes

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                CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION

                                       of

                              HORIZON TELCOM, INC.
                              ---------------------
                              (Name of Corporation)

                                     927229
                                ----------------
                                (charter number)

Jack E. Thompson, who is the Secretary of the above named Ohio corporation for profit, does hereby certify that:

|X| a meeting of the shareholders was duly called and held on October 27, 1999 at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise 66 2/3% of the voting power of the corporation,

|_| in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the

RESOLVED, that the following Amended and Restated Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto.

           See attached Amended and Restated Articles of Incorporation

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on November 2, 1999.


                                By:    /s/ Jack E. Thompson
                                     ------------------------------------------
                                Title: Secretary
                                      -----------------------------------------

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